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                                                                  EXHIBIT 10.3

[TRUEVISION LASER CENTERS, INC. LOGO]





June 13, 1997



Dr. Howard P. Silverman
2618 South Beverly Drive
Los Angeles, CA 90034


Dear Dr. Silverman:

TrueVision Laser Centers, Inc. is pleased that you have accepted a position on our Corporate Medical Advisory Committee. Your one-year appointment to the Commitee is effective on July 1, 1997.

This board consists of a handful of optometrists and opthalmologists who are considered leaders in their fields. We rely on the Medical Advisory Committee to help us set corporate standards for our Centers nationwide. The Committee guides us through the medical and professional issues that we face in the continued development of TrueVision. Thank you very much for honoring us with your commitment to serve on the Corporate Medical Advisory Committee.

In consideration for these services, you will be paid $5,000 in advance per month.

True Vision will reimburse you for all directed reasonable and customary business expenses (including $.31 per mile business mileage expense) you may incur while employed by TrueVision Laser Centers, Inc. I will authorize and monitor any business expenses that you may incur. Should you have a question about any business expense reimbursement, please ask me in advance of incurring the expense.

This letter contains all the terms of your agreement with TrueVision laser Centers, Inc. You understand that no representative of TrueVision Laser Center, Inc. has been authorized to make any commitments to you, or enter into any agreements with you which are in addition to, or inconsistent with, the terms of this letter. Further, the terms of this letter may not be modified in any way except in writing, signed by you and TrueVision Laser Centers, Inc.

625 Broadway   Suite 1400   San Diego CA 92101
Phone 619-696-3200  Fax 619-696-1010  E-mail truevsn@n2.net

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[LOGO]

                                                       Dr. Howard P. Silverman
                                                                 June 13, 1997
                                                                   Page 2 of 2


Please read this agreement and the attached Confidentiality Agreement. Address any questions directly to me. Sign and return this letter, and complete all of the referenced documents and return them to my attention within 3 days of receiving this offer. Your signature of this offer letter is acknowledgment of the contents and acceptance of this agreement.

We look forward to a mutually satisfactory relationship.


Respectfully,




/s/ John C. Homan
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John C. Homan
President and CEO


Enclosures: Confidentiality Agreement

JCH:bll


I, HOWARD P. SILVERMAN, accpet TrueVision Laser Center's offer of employment on the terms and conditions descriged above.


/s/ Howard P. Silverman                              6/13/97
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(Signature)                                    (Date)